Exhibit 99.1

         Digital Fusion Releases Second Quarter 2006 Results

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Aug. 9, 2006--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT"), research and engineering, and acquisition and business support services provider, today announced financial results for the second quarter ended June 30, 2006.

    Second Quarter 2006 Highlights

    -- Revenue of $8.5 million, an increase of $4.0 million over same quarter in the previous year

    -- Earnings before interest, taxes, share-based compensation, depreciation and amortization (EBITDA) of $422,000, an increase of $111,000 or 36% over same quarter in the previous year

    Financial Comparisons

    For the quarter ended June 30, 2006, revenues increased to $8.5 million compared to $4.5 million for the second quarter of 2005. Non-GAAP net income which does not include stock option expense increased to $126,000 for the quarter compared to net income of $14,000 for the second quarter of 2005. Non-GAAP earnings per share, assuming dilution, increased to $0.01 for the quarter compared to earnings per share, assuming dilution, of $0.00 for the second quarter of 2005. For the quarter, GAAP net loss was $305,000 and GAAP loss per share was $0.03 compared to GAAP net income of $14,000 and earnings per share of $0.00 for the second quarter of 2005.
    For the six months ended June 30, 2006, revenues increased to $15.7 million compared to $9.0 million for the six months ended June 30, 2005. Non-GAAP net income which does not include stock option expense increased to $319,000 for the six months ended June 30, 2006 compared to net income of $107,000 for the six months ended June 30, 2005. Non-GAAP earnings per share, assuming dilution, increased to $0.02 for the six months ended June 30, 2006 compared to earnings per share, assuming dilution, of $0.01 for the six months ended 2005. For the six months ended June 30, 2006, GAAP net loss was $468,000 and GAAP loss per share was $0.04 compared to GAAP net income of $107,000 and earnings per share of $0.01 for the six months ended June 30, 2005.
    Non-GAAP net income and non-GAAP earnings per share for the second quarter and six months ended June 30, 2006 exclude the effect of stock-based compensation expense resulting from the application of Statement of Financial Accounting Standards No. 123R, Share-Based Payment ("SFAS 123R"). SFAS 123R was adopted on a modified prospective basis effective January 1, 2006. See the table below for reconciliation between non-GAAP and GAAP net income.

    Business Discussion

    Service revenue increased approximately $3.3 million in the second quarter of 2006 compared to the same quarter in the previous year. The increase in service revenues during the second quarter of 2006 compared to the same quarter in the previous year was primarily related to the increase in the number of billable employees, the NASA Marshall Space Flight Center contract, and growth in engineering services. Reimbursed costs revenue increased $922,000 in the second quarter of 2006 compared to the second quarter of 2005. The increase in reimbursed cost revenue is primarily related to an increase in purchases made for customers. Product revenue decreased approximately $263,000 in the second quarter of 2006 compared to the same quarter of the previous year. The decrease in product revenue resulted from a reduction of software re-sales to governmental organizations.

    Management Comments

    "Our financial performance is on target and we are continuing to refine and execute our strategic plans," said Lt. Gen. (Ret.) Frank Libutti, Chairman of the Board and Chief Executive Officer of Digital Fusion. "We opened our Washington D.C. office and continue to expand our customer base. We grew top line revenue $4.0 million and EBITDA $111,000 over of the same quarter in the previous year."
    "In an effort to increase efficiency and improve our support functions we moved our corporate headquarters and consolidated some operations," said Gary Ryan, Digital Fusion's President. "The move of our corporate headquarters impacted our second quarter financial results but it will provide for our anticipated future growth."

    About Digital Fusion

    Digital Fusion, Inc., headquartered in Huntsville, Alabama, is an information technology, research and engineering, and acquisition and business support services company that helps its customers make the most of technology to meet their business needs. Digital Fusion provides state-of-the-art solutions to both government and commercial customers. Digital Fusion's core competencies are focused in the following broad areas: Application Development, Architecture and Security; Network Security; Data Management and Business Intelligence; System Migration and Integration; Sensor Systems Development and Analysis; Aerodynamic Design, Analysis, and Support; Thermal-Structural Modeling; Test and Evaluation; Systems Engineering; Modeling and Simulation; Control System Design and Analysis; Mechanical Design and Analysis; and Program Management Support. For additional information about Digital Fusion visit http://www.digitalfusion.com.

    Forward Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project," "anticipate," "believe," "estimate," "expect," "plan," "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.
    This press release includes non-GAAP net income, non-GAAP earnings per share data, and other non-GAAP line items from the Non-GAAP Information table in this release. These measures exclude the effect of stock compensation expense for employee stock options associated with the application of SFAS 123R, which Digital Fusion, Inc. adopted effective January 1, 2006. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Digital Fusion, Inc. believes that the presentation of the non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. In particular, as Digital Fusion, Inc. begins to apply SFAS 123R, it believes that it is useful to investors to understand how the expense associated with the application of SFAS 123R are reflected in its results of operations. The presentation of these non-GAAP measures permits both investors and management to more readily compare past results, which do not include the impact of SFAS 123R, with future results, and to better understand Digital Fusion's performance over the periods presented.


                         DIGITAL FUSION, INC.
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                       June 30, 2006      December 31,
                                        (Unaudited)          2005
                                       -------------    --------------
               ASSETS
Current Assets:
  Cash                                $           2    $            1
  Marketable equity securities                    -                66
  Accounts receivable (net of
   allowance for doubtful accounts of
   $26 for 2006 and 2005)                     5,317             5,277
  Unbilled receivables                          443               256
  Prepaid expenses and other current
   assets                                       183                70
                                       -------------    --------------
    Total current assets                      5,945             5,670

Property and equipment, net of
 accumulated depreciation of $1,215
 for 2006 and $1,111 for 2005                   897               492
Goodwill                                      5,861             5,861
Purchased intangible assets, net              1,421             1,634
Other assets                                     24                18
                                       -------------    --------------
    Total assets                      $      14,148    $       13,675
                                       =============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term
   debt                               $       2,894    $        3,041
  Accounts payable                            1,133             1,121
  Deferred revenue                               13               212
  Accrued compensation and related
   expenses                                   2,100             1,470
  Other current liabilities                      88                72
                                       -------------    --------------
    Total current liabilities                 6,228             5,916

Long-term debt, less current
 maturities                                   1,404             1,685
Pension obligation                              341               341
                                       -------------    --------------
    Total liabilities                         7,973             7,942
                                       -------------    --------------

Stockholders' Equity:
  Preferred Stock - $.01 par value;
   authorized 1,000 shares, no share
   issued and outstanding                         -                 -
  Common Stock - $.01 par value;
   authorized 30,000 shares; 11,460
   and 11,247 shares issued and
   outstanding at June 30, 2006 and
   December 31, 2005, respectively              115               112
  Additional paid in capital                 45,300            44,393
  Accumulated deficit                       (39,240)          (38,772)
                                       -------------    --------------
    Total stockholders' equity                6,175             5,733
                                       -------------    --------------
    Total liabilities and
     stockholders' equity             $      14,148    $       13,675
                                       =============    ==============


                         DIGITAL FUSION, INC.
            Condensed Consolidated Statements of Operations
       For the three and six months ended June 30, 2006 and 2005
                              (Unaudited)
                 (In thousands, except per share data)

                                     Three months        Six months
                                     ended June 30,     ended June 30,
                                    ----------------  ----------------
                                     2006     2005     2006     2005
                                    -------  -------  -------  -------
Revenues:
  Services and fees                $ 6,929  $ 3,587  $13,305  $ 7,082
  Reimbursed costs                   1,557      635    2,166    1,144
  Product                               64      327      183      764
                                    -------  -------  -------  -------
    Total Revenue                    8,550    4,549   15,654    8,990
                                    -------  -------  -------  -------
Cost of services and goods sold:
  Services                           5,822    2,779   11,001    5,442
  Reimbursed costs                   1,515      600    2,108    1,076
  Product                               51      309      161      731
                                    -------  -------  -------  -------
    Total cost of services and
     goods sold                      7,388    3,688   13,270    7,249
                                    -------  -------  -------  -------
    Gross profit                     1,162      861    2,384    1,741
Amortization of intangible assets      107      100      214      100
Selling, general and
 administrative                      1,232      609    2,375    1,247
                                    -------  -------  -------  -------
  Operating (loss) income             (177)     152     (205)     394
                                    -------  -------  -------  -------
Other income (expenses):
  Interest expense, net                (44)     (36)     (92)     (83)
  Amortization of discount on
   debt and intrinsic value of
   convertible debt                    (88)    (122)    (175)    (224)
                                    -------  -------  -------  -------
  Total interest expense              (132)    (158)    (267)    (307)
  Other income                           4       20        4       20
                                    -------  -------  -------  -------
  Total other expenses, net           (128)    (138)    (263)    (287)
                                    -------  -------  -------  -------
Net Income (loss) before income
 taxes                                (305)      14     (468)     107
Income tax benefit                       -        -        -        -
                                    -------  -------  -------  -------
Net (loss) income (1)              $  (305) $    14  $  (468) $   107
                                    =======  =======  =======  =======

Basic earnings (loss) per share    $ (0.03) $  0.00  $ (0.04) $  0.01
                                    =======  =======  =======  =======
Basic weighted average common
 stock shares outstanding           11,441   10,873   11,378   10,661
                                    =======  =======  =======  =======

Diluted earnings (loss) per share  $ (0.03) $  0.00  $ (0.04) $  0.01
                                    =======  =======  =======  =======
Diluted weighted average common
 stock shares outstanding           11,441   12,938   11,378   12,764
                                    =======  =======  =======  =======

(1) Net income for the three and six-month periods ended June 30, 2006 included stock-based compensation expense under Statement of Financial Accounting Standards No. 123R of $431,000 and $787,000, respectively, related to stock options. There was no stock-based compensation expense recorded in the three and six-month periods ended
June 30, 2005.


                         DIGITAL FUSION, INC.
            Condensed Consolidated Statements of Cash Flows
            For the six months ended June 30, 2006 and 2005
                              (Unaudited)
                            (In thousands)

                                                       2006     2005
                                                     -------- --------

 Cash flows provided by operating activities:
   Net (loss) income                                 $  (468) $   107
  Adjustments to reconcile net (loss) income to net
   cash used in operating activities, net of effect
   of acquisition:
     Depreciation and amortization                       104       77
     Amortization of beneficial interest                 126      161
     Amortization of discount on debt                     49       63
     Amortization of intangible assets                   214      100
     Stock-based compensation expense                    787        -
     Proceeds from sale of trading securities             66        -
     Changes in assets and liabilities                   121     (217)
                                                      -------  -------
      Net cash provided by operating activities          999      291
                                                      -------  -------

 Cash flows used in investing activities:
   Capital expenditures - property and equipment        (509)     (98)
   Acquisition of Summit                                   -   (1,118)
                                                      -------  -------
       Net cash used in investing activities            (509)  (1,216)
                                                      -------  -------

 Cash flows provided by (used in) financing
  activities:
 Proceeds from exercise of options and warrants          115      676
 Repayments of notes payable                               -     (423)
 Net proceeds from line of credit                       (604)     421
                                                      -------  -------
      Net cash (used in) provided by financing
       activities                                       (489)     674
                                                      -------  -------

 Net increase (decrease) in cash and cash
  equivalents                                              1     (251)
 Cash and cash equivalents, beginning of periods           1      252
                                                      -------  -------
 Cash and cash equivalents, end of periods           $     2  $     1
                                                      =======  =======


   Earnings before interest, income taxes, share-based compensation, depreciation, and amortization (EBITDA)
                       (unaudited in thousands)

EBITDA (which we define as earnings before interest, income taxes, share-based compensation, depreciation, and amortization) is not a measure of financial performance under United States generally accepted accounting principles ("US GAAP") and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with US GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. Management believes EBITDA provides additional, useful information regarding Digital Fusion's ability to meet our debt service, capital expenditure and working capital requirements. EBITDA is a traditional measure of a business' ability to generate cash flows irrespective of financing costs and is presented as a supplemental financial measurement in the evaluation of our business.

                                       Three months      Six months
                                       ended June 30,   ended June 30,
                                      ---------------   --------------
                                       2006     2005     2006    2005
                                      -------  ------   ------  ------
Net income (loss)                    $  (305) $   14   $ (468) $  107
Interest expense                          44      36       92      83
Income tax expense                         -       -        -       -
Share-based compensation                 431       -      787       -
Depreciation                              57      39      104      77
Amortization of intangible assets        107     100      214     100
Amortization of discount on debt
 and intrinsic value of convertible
 debt                                     88     122      175     224
                                      -------  ------   ------  ------

EBITDA                               $   422  $  311   $  904  $  591
                                      =======  ======   ======  ======


                     Non-GAAP Information (1) (2)
       For the three and six months ended June 30, 2006 and 2005
                       (unaudited, in thousands)

                                                  Non-GAAP
                                                 (excludes
                                                 effects of
                           GAAP                   SFAS 123R)    GAAP
                           Three                   Three       Three
                           Months    Effects of    Months      Months
                           Ended     SFAS 123R     Ended       Ended
                          June 30,    June 30,    June 30,    June 30,
                           2006        2006         2006        2005
                         ----------  ----------- ---------  ----------

Revenues                  $  8,550   $      -    $  8,550   $  4,549
Cost of Sales                7,388        148       7,240      3,688
                           --------   --------    --------   --------
Gross profit (loss)          1,162       (148)      1,310        861
                           --------   --------    --------   --------
Selling, general and
 administrative expenses     1,339        283       1,056        709
                           --------   --------    --------   --------
Operating income (loss)       (177)      (431)        254        152
                           --------   --------    --------   --------
Interest expense                44          -          44         36
Other expense                   84          -          84        102
                           --------   --------    --------   --------
Net income (loss) before
 income taxes                 (305)      (431)        126         14
Income tax benefit               -          -           -          -
                           --------   --------    --------   --------
Net income (loss)         $   (305)  $   (431)   $    126   $     14
                           ========   ========    ========   ========

(1) A reconciliation between net income on a GAAP basis and non-GAAP net income including items (a) through (b) is provided in the table below.

(2) There was no stock-based compensation expense recorded in fiscal 2005, as we had adopted the footnote disclosure only provision of SFAS 123.


                                                  Non-GAAP
                                                 (excludes
                                                 effects of
                                                 SFAS 123R)
                          GAAP Six                  Six       GAAP Six
                           Months    Effects of    Months      Months
                           Ended     SFAS 123R     Ended       Ended
                          June 30,    June 30,    June 30,    June 30,
                            2006        2006        2006      2005 (4)
                         ----------  ----------- ---------  ----------

Revenues                  $ 15,654   $     -     $ 15,654   $  8,990
Cost of Sales               13,270       254       13,016      7,249
                           --------   -------     --------   --------
Gross profit (loss)          2,384      (254)       2,638      1,741
                           --------   -------     --------   --------
Selling, general and
 administrative expenses     2,589       533        2,056      1,347
                           --------   -------     --------   --------
Operating income (loss)       (205)     (787)         582        394
                           --------   -------     --------   --------
Interest expense                92         -           92         83
Other expense                  171         -          171        204
                           --------   -------     --------   --------
Net income (loss) before
 income taxes                 (468)     (787)         319        107
Income tax benefit               -         -            -          -
                           --------   -------     --------   --------
Net income (loss) (3)     $   (468)  $  (787)    $    319   $    107
                           ========   =======     ========   ========

(3) A reconciliation between net income on a GAAP basis and non-GAAP net income including items (a) through (b) is provided in the table below.

(4) There was no stock-based compensation expense recorded in fiscal 2005, as we had adopted the footnote disclosure only provision of SFAS 123.


 Reconciliation of GAAP to Non-GAAP Net Income and Earnings per Share
            (unaudited, in thousands except per share data)

                                        Quarter Ended    Quarter Ended
                                           June 30,         June 30,
                                            2006              2005
                                        -------------    -------------
GAAP Net Income (Loss)                 $        (305)   $          14
(a) Stock-based compensation expense
  related to employee stock options (1)          431                -
(b) Income tax effect of stock-based
  compensation expense                             -                -
                                        -------------    -------------
Non-GAAP Net Income                    $         126    $          14
                                        =============    =============
GAAP Earnings per common share -       $       (0.03)   $        0.00
Per share effect of stock-based
 compensation expense                           0.04                -
                                        -------------    -------------
Non-GAAP Earnings per common share -
 Basic                                 $        0.01    $        0.00
                                        =============    =============
Non-GAAP Earnings per common share
 - Diluted (2)                         $        0.01    $        0.00
                                        =============    =============

(1) For the second quarter of 2006, stock-based compensation expense was allocated as follows: $148 to cost of sales expense and $283 to selling, general and administrative expense.

(2) Common stock equivalents in the three months ended June 30, 2006, were anti-dilutive due to the net losses sustained by the Company during this period. Therefore, the diluted weighted average common stock shares outstanding in this period are the same as the basic weighted average common stock shares outstanding. However, if the Company had net income the diluted weighted average number of shares would have been 13,789,377 for the three months ended June 30, 2006.


                                   Six Months        Six Months
                                  Ended June 30,    Ended June 30,
                                      2006              2005
                                 ---------------   ---------------
GAAP Net Income (Loss)          $          (468)  $           107
(a) Stock-based compensation
 expense related to employee
 stock options (3)                          787                 -
(b) Income tax effect of
  stock-based compensation
  expense                                     -                 -
                                 ---------------   ---------------
Non-GAAP Net Income             $           319   $           107
                                 ===============   ===============
GAAP Earnings per common
 share -                        $         (0.04)  $          0.01
Per share effect of stock-
 based compensation expense                0.07                 -
                                 ---------------   ---------------
Non-GAAP Earnings per
 common share - Basic           $          0.03   $          0.01
                                 ===============   ===============
Non-GAAP Earnings per
 common share - Diluted (4)     $          0.02   $          0.01
                                 ===============   ===============

(3) For the six months ended June 30, 2006, stock-based compensation expense was allocated as follows: $254 to cost of sales expense and $533 to selling, general and administrative expense.

(4) Common stock equivalents in the six months ended June 30, 2006, were anti-dilutive due to the net losses sustained by the Company during this period. Therefore, the diluted weighted average common stock shares outstanding in this period are the same as the basic weighted average common stock shares outstanding. However, if the Company had net income the diluted weighted average number of shares would have been 13,784,701 for the six months ended June 30, 2006.

    CONTACT: Digital Fusion, Inc., Huntsville
             Investor Relations
             Chris Brunhoeber, 256-327-8103
             ir@digitalfusion.com